SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[    ]  Preliminary Proxy Statement

     [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a(e)(12))

[    ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[X ]  Soliciting Material under Rule14a-12

                              Dynex Capital, Inc.
                     (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount in which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:


Contacts:

Michael Kelly                     Jonathan Gasthalter          Kathy Fern
California Investment Fund       Citigate Sard Verbinnen       Dynex Capital
(619) 687-5000                     (212) 687-8080             (804) 217-5800


          CALIFORNIA INVESTMENT FUND TO ACQUIRE DYNEX CAPITAL

     SAN DIEGO, CA and GLEN ALLEN, VA, November 8, 2000 - Dynex Capital, Inc. (NYSE: DX) and California Investment Fund, LLC (CIF), an affiliate company of First Commercial Corporation, a private real estate investment company headquartered in San Diego, California, announced today that they have entered into a definitive merger agreement whereby CIF will acquire 100% of the equity of Dynex Capital, Inc. for a purchase price of $90 million in cash.

     Dynex is a financial services company that elects to be taxed as a real estate investment trust for federal income tax purposes. Dynex invests in a portfolio of securities and investments backed principally by single-family, commercial mortgage loans and manufactured housing installment loans. CIF currently owns 572,178 shares of the common stock of Dynex, approximately 5% of the outstanding shares.

     Under the terms of the agreement, CIF will acquire the common stock of Dynex for a price of $2.00 per share, the Series A Preferred Stock of Dynex for a price of $12.07 per share, the Series B Preferred Stock of Dynex for a price of $12.32 per share and the Series C Preferred Stock of Dynex for a price of $15.08 per share, less any dividends declared or paid on the preferred shares from the date of the agreement.

     CIF's acquisition of Dynex is expected to close in the first quarter of 2001, subject to Dynex shareholder approval and customary regulatory conditions. The transaction, which has been approved by the Board of Directors of both CIF and Dynex, is also conditioned upon CIF securing necessary financing and the consent of the holders of Dynex's senior notes. CIF has deposited into escrow the 572,178 shares of Dynex common stock that it owns and has also agreed to deposit an additional $1,000,000 into the escrow in thirty days. CIF has agreed to forfeit these shares and the cash deposit if the transaction fails to close under certain circumstances. Dynex will file a current report on Form 8-K, which will include a copy of the executed definitive merger agreement, and CIF will file an amendment to its Schedule 13-D, which will also include a copy of the executed definitive merger agreement and escrow agreement.

         PaineWebber Inc. acted as financial advisor to Dynex.

     "This transaction further solidifies our strong position in the burgeoning commercial real estate loan secondary market," said Michael Kelly, CIF's managing member. "We are excited about the potential synergies inherent in the combination of the two companies' operations, and are confident that the addition of Dynex's mortgage securities portfolio will enhance our ability to grow our mortgage business and expand our investing and operating activities overall."

     Commenting on the transaction, Thomas H. Potts, president of Dynex Capital, said, "This transaction will provide our shareholders with immediate liquidity at a significant premium to current share prices. After evaluating alternatives available to the Company, the Board concluded that the transaction was in the best interest of the Company, and unanimously approved the merger. We look forward to working with the CIF team in the coming months to ensure a smooth completion of the transaction."

     California Investment Fund, LLC is an affiliate real estate investment company of First Commercial Corporation. First Commercial, a private real estate investment company based in San Diego, California, is focused on the acquisition of whole loans and whole loan portfolios secured by commercial real estate. Founded in 1993 by Michael and Richard Kelly, First Commercial Corporation specializes in the commercial real estate loan secondary market.

     Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes.



     This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to uncertainty and changes in circumstances that may cause actual results to differ materially from the expectations contained herein. The forward-looking statements contained herein include statements about future benefits of CIF's pending acquisition of Dynex. Factors that could cause actual results to differ materially from those described herein include, for example: the inability to obtain necessary regulatory or third-party approvals; the inability to obtain financing for the transaction; actions of governments; changes in the economic, business, and competitive environment in general and in the relevant industry in particular; or failure of the described transaction to be completed for any reason. More detailed information about these factors is set forth in the reports filed by Dynex and CIF with the Securities and Exchange Commission. Neither CIF nor Dynex is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

     Dynex will be filing a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SECURITY HOLDERS OF DYNEX ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Dynex and CIF with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's website (www.sec.gov). Security holders of Dynex may also obtain for free a copy of the proxy statement and other documents filed with the Securities and Exchange Commission by Dynex in connection with the merger by contacting Kathy Fern, Investor Relations, (804) 217-5800.

     Dynex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynex in connection with the merger. Information concerning the participants in the solicitation and the interests of such participants is included in Dynex's proxy statement for its 2000 annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2000. This document is available at the Securities and Exchange Commission's website at www.sec.gov and from Dynex.


WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Investors and security holders of Dynex are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. The proxy statement will be filed with the Securities and Exchange Commission by Dynex and security holders of Dynex may obtain a free copy of the proxy statement when it is available and other documents filed by Dynex with the Securities and Exchange Commission at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Dynex's Corporate Secretary located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, 23060 or by telephone at (804) 217-5800.

     Dynex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Dynex with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Dynex's Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2000. This document is available at the Securities and Exchange Commission's website at http://www.sec.gov and from Dynex.